Exhibit 21.1
BALLY'S CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
120 Sports Holdings I, LLC	Delaware
120 Sports LLC	Delaware
Altili Ganyan A.Ş.	Turkey
Association of Volleyball Professionals, LLC	Delaware
AVA Entertainment Limited Partnership	California
Aztar Indiana Gaming Company, LLC	Indiana
Bally’s Intralot S.A.	Greece
Bally's (Newcastle) Limited	United Kingdom
Bally's Canada Inc.	Canada -Ontario
Bally's Chicago Holding Company, LLC	Delaware
Bally's Chicago Operating Company, LLC	Delaware
Bally's Chicago, Inc.	Delaware
Bally's Estonia OÜ	Estonia
Bally's Data Analytics Limited	Malta
Bally's Finance Corporation Limited	Malta
Bally's Foundation North America, Inc.	Delaware
Bally's Holding Limited	Jersey
Bally's Holdings UK Limited	Jersey
Bally's Interactive, LLC	Delaware
Bally's Interactive (Stadium) LLC	Delaware
Bally's Interactive Maryland, LLC	Delaware
Bally's International Limited	Malta
Bally's Kansas City, LLC d/b/a Bally’s Kansas City Casino	Missouri
Bally's Management Group, LLC	Delaware
Bally's Media, LLC	Delaware
Bally's New York Holding Company, LLC	Delaware
Bally's New York Operating Company, LLC	Delaware
Bally's New York, Inc.	Delaware
Bally's Pennsylvania, LLC	Delaware
Bally's Premier Interactive ULC	Canada -BC
Bally's RI iCasino, LLC	Delaware
Bally's Star Holdings, LLC	Delaware
Bally's Wyoming, LLC	Wyoming
Bally's-Galaxy Acquisition Corp.	Delaware
Bet CQ Iowa LLC	Iowa
Betting Company Cyprus Ltd	Cyprus
Betworks (US) LLC	Nevada
Bilyoner Interaktif Hizmelter A.Ş.	Turkey
Casino Queen Interactive LLC	Delaware
Casino Queen Marquette, LLC	Iowa
Casino Queen, LLC	Illinois
Catfish Queen LLC	Louisiana
Centroplex Centre Convention Hotel, LLC	Louisiana

Subsidiary Name	State or Other Jurisdiction of Incorporation
Chelms, LLC	Cayman Islands
CQ Lottery LLC	Delaware
Cryptologic Operations Limited	Malta
Degree 53 Limited	United Kingdom
Dover Downs, LLC	Delaware
Fantasy Draft Player Funds, LLC	Delaware
Fantasy Draft, LLC	Delaware
Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight	Delaware
Games Spain Operations, S.A.U.	Ceuta
Gamesys Data Analytics Limited	United Kingdom
Gamesys Group (Holdings) Limited	Jersey
Gamesys Group Limited	United Kingdom
Gamesys Jersey Limited	Jersey
Gamesys Limited	United Kingdom
Gamesys Network Limited	Malta
Gamesys Operations Limited	Gibraltar
Gamesys Spain S.A.U.	Ceuta
Gamesys US LLC	Delaware
Gyps Fulvus Limited	Gibraltar
Horses Mouth Limited d/b/a SportCaller	Dublin Ireland
Inteltek Internet A.Ş.	Turkey
Interstate Racing Association, LLC	Colorado
Intraclub Pty Ltd	Australia
Intralot Adriatic d.o.o.	Croatia
Intralot Australia Pty Ltd	Australia
Intralot Benelux B.V.	Netherlands
Intralot Betting Operations (Cyprus) Ltd.	Cyprus
Intralot Brasil Ltda	Brazil
Intralot Business Development Ltd.	Cyprus
Intralot Canada Ltd	Canada
Intralot Capital Luxembourg S.A.	Luxembourg
Intralot Chile Spa	Chile
Intralot Cyprus Global Assets Ltd.	Cyprus
Intralot Finance UK Ltd	United Kingdom
Intralot Gaming Services Pty Ltd	Australia
Intralot Germany GmbH*	Germany
Intralot Global Holdings B.V.	Netherlands
Intralot Global Operations B.V.	Netherlands
Intralot Global Securities B.V.	Netherlands
Intralot Holdings International Ltd.	Cyprus
Intralot Holdings UK Ltd	United Kingdom
Intralot Iberia Holdings S.A.	Spain
Intralot International Ltd.	Cyprus
Intralot Ireland Ltd	Ireland

Subsidiary Name	State or Other Jurisdiction of Incorporation
Intralot Maroc S.A.	Morocco
Intralot Nederland B.V.	Netherlands
Intralot New Zealand Ltd	New Zealand
Intralot Operations Ltd.	Cyprus
Intralot South Africa Ltd.	South Africa
Intralot Tech Single Member S.A.	Greece
Intralot US Holdings B.V.	Netherlands
Intralot US Securities B.V.	Netherlands
Intralot, Inc.	Georgia
Jet Media Limited	Gibraltar
Joker Gaming, LLC d/b/a Live at the bike	California
JPJ Group Holdings Limited	Jersey
JPJ Holding II Limited	Jersey
JPJ Holding Jersey Limited	Jersey
JPJ Jersey Limited	Jersey
JPJ OPS Spain S.A.U.	Ceuta
Lotrom S.A.	Romania
Louisiana Casino Cruises, LLC	Louisiana
Maltco Lotteries Ltd	Malta
MB Development, LLC	Nevada
Mice and Dice Limited	United Kingdom
Mile High USA, LLC	Delaware
Netman Srl	Romania
PE Sub Holdings, LLC	Delaware
PE Sub Intermediate Holdings, LLC	Delaware
Play Spain Casino S.A.U.	Ceuta
Premier Entertainment AC, LLC d/b/a Bally's Atlantic City Hotel and Casino	New Jersey
Premier Entertainment Biloxi LLC	Delaware
Premier Entertainment Black Hawk, LLC d/b/a Bally’s Black Hawk North Casino, Bally’s Black Hawk West Casino and Bally’s Black Hawk East Casino	Colorado
Premier Entertainment Finance Corp	Delaware
Premier Entertainment II, LLC	Delaware
Premier Entertainment III, LLC d/b/a Bally’s Dover Casino Resort	Delaware
Premier Entertainment Louisiana I, LLC d/b/a Bally’s Shreveport Casino & Hotel	Delaware
Premier Entertainment Parent, LLC	Delaware
Premier Entertainment Shreveport, LLC	Louisiana
Premier Entertainment Sub, LLC	Delaware
Premier Entertainment Tahoe, LLC d/b/a Bally’s Lake Tahoe Casino Resort	Nevada
Premier Entertainment Vicksburg, LLC d/b/a Bally’s Vicksburg Casino	Delaware
Queen Sportsbook Maryland LLC	Delaware
Racing Associates of Colorado, Ltd.	Colorado
Rhode Island VLT Company LLC	Delaware
Rock Island Foodservice, LLC	Illinois
Royal Highgate Ltd.	Cyprus
Solid Innovations Limited	Gibraltar

Subsidiary Name	State or Other Jurisdiction of Incorporation
Sportsoft Solutions Inc.	Canada
Stockwell Ltd	Isle of Man
Tecno Accion S.A.	Argentina
Tecno Accion Salta S.A.	Argentina
Telescope Digital Inc.	Delaware
Telescope EMEA, S.L.	Spain
Telescope UK, LTD	United Kingdom
The Intertain Group Limited	Canada
The Queen Casino & Entertainment, LLC	Delaware
The Rock Island Boatworks, LLC d/b/a Bally’s Quad Cities Casino & Hotel	Illinois
The Shops at Tropicana Las Vegas, LLC	Nevada
TR Black Hawk Promotional Association I	Colorado
Tropicana Las Vegas Hotel and Casino, Inc.	Delaware
Tropicana Las Vegas Intermediate Holdings, Inc.	Delaware
Tropicana Las Vegas, Inc.	Nevada
Twin River-Tiverton, LLC d/b/a Bally’s Tiverton Casino & Hotel	Delaware
UTGR, LLC d/b/a Bally’s Twin River Lincoln Casino Resort	Delaware
WagerLogic Malta Holding Limited	Malta